SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 21, 2005

Beckman Coulter, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10109	95-104-0600
(State of Incorporation	(Commission File Number)	(IRS Employer Identification No.

4300 N. Harbor Boulevard
Fullerton, California 92834-3100
(Address of principal executive offices) (Zip Code)

(714) 871-4848

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 –  Results of Operations and Financial Condition.

On July 22, 2005, Beckman Coulter issued a press release announcing its financial results for the three months ended June 30, 2005. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. The attached exhibit is furnished to, but not filed with, the Securities and Exchange Commission.

Item 2.05 - Costs Associated with Exit or Disposal Activities.

In connection with its ongoing evaluation of business operations, on July 21, 2005 the Company determined to put into place a plan to integrate the existing two division structure into one organization focused on the entire biomedical testing continuum. The new structure includes two major commercial organizations focused on domestic and international markets and creates four business groups: Chemistry Systems, Immunoassay Systems, Cellular Systems, and Discovery and Automation Systems. The reorganization should result in the elimination of approximately 350 positions. Additionally, the Company will be reviewing minor product lines, facilities, and other assets that no longer support the “one company” strategy. The Company expects to take a restructure charge and related charges of up to $60 million in the second half of 2005.

Item 9.01 – Financial Statements and Exhibits

Exhibit 99.1 – Press Release dated July 22, 2005.

EXHIBIT INDEX

Exhibits

99.1                     Press Release dated July 22, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 22, 2005
BECKMAN COULTER, INC.

	By:	/s/ JACK E. SOROKIN
Name: Jack E. Sorokin
Title: Assistant General Counsel